Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI reports third quarter 2012 results

PEORIA, ILLINOIS, October 17, 2012 — RLI Corp. (NYSE: RLI) — RLI Corp. reported third quarter 2012 operating earnings of $21.9 million ($1.02 per share), compared to $24.1 million ($1.13 per share) for the third quarter of 2011. For the nine months ended September 30, 2012, operating earnings were $67.7 million ($3.15 per share) compared to $87.3 million ($4.10 per share) for the same period in 2011.

	Third Quarter
Earnings Per Diluted Share	2012	2011*
Operating earnings (1)	$1.02	$1.13
Net earnings	$1.19	$1.12

*Third quarter 2011 results were revised to reflect the retrospective adoption of a new accounting standard for policy acquisition costs.

(1) See discussion of non-GAAP financial measures on page 3.

Highlights for the quarter included:

•                  6% growth in gross premiums written.

•                  Underwriting income of $18.5 million, resulting in a combined ratio of 87.7.

•                  Book value per share of $42.15, an increase of 12.5% from year end 2011.

•                  $18.1 million net increase in underwriting income resulting from favorable development on prior years’ loss reserves.

•                  $5.6 million net decrease in underwriting income resulting from Hurricane Isaac and other catastrophe events.

•                  $3.2 million underwriting loss on the 2012 crop reinsurance year due to widespread drought conditions.

“We commend our talented underwriters whose contributions once again created an excellent result,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “We remain focused on delivering superior products and service to our customers and continuing our outstanding financial track record.”

“I’m proud of our performance thus far this year. Book value has grown more than $100 million and book value per share is up 12.5%. This growth can be attributed to a combination of strong underwriting and investment results. RLI is well positioned to capitalize on improving market conditions,” said Michael.

Underwriting income

RLI achieved $18.5 million of underwriting income in the third quarter of 2012 on an 87.7 combined ratio, compared to $21.5 million of underwriting income on an 85.3 combined ratio in the same quarter for 2011.

Underwriting Income (Loss)	Third Quarter
(in millions)	2012	2011*
Casualty	$10.8	$22.2
Property	(0.3)	(1.8)
Surety	8.0	1.1
Total	$18.5	$21.5

	Third Quarter
Combined Ratio	2012	2011*
Casualty	84.2	63.2
Property	100.6	103.0
Surety	70.3	96.0
Total	87.7	85.3

*Third quarter 2011 results were revised to reflect the retrospective adoption of a new accounting standard for policy acquisition costs.

—more—

Both periods were impacted by hurricane losses, with $4.4 million in the third quarter of 2012 due to Hurricane Isaac compared to $5.9 million in the prior year’s period due to Hurricane Irene. Results for 2012 include $18.1 million in favorable development in prior years’ loss reserves, compared to $28.0 million in favorable development in prior years’ loss reserves in 2011.

RLI reported year-to-date underwriting income of $55.1 million representing an 87.1 combined ratio for the nine months ended September 30, 2012, versus $84.6 million of underwriting income representing a 78.5 combined ratio for the same period last year.

Other income

RLI’s net investment income for the quarter declined 10.9% to $14.2 million, compared to the same period in 2011. For the nine-month period ended September 30, 2012, investment income was $44.3 million versus $47.4 million for the same period in 2011. The decline in investment income was due to lower reinvestment rates as well as a higher allocation to tax-exempt municipal bonds, which have lower pre-tax yields than taxable alternatives. The investment portfolio’s total return was 3.0% for the quarter. The bond portfolio returned 2.6% in the quarter, and the equity portfolio’s return was 4.5%. Through nine months, the investment portfolio’s total return was 7.1% with the bond portfolio returning 5.7% and equities returning 12.3%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $46.5 million for the quarter ($2.16 per share) compared to $9.6 million ($0.45 per share) for the same quarter in 2011. Year-to-date comprehensive earnings were $116.0 million ($5.39 per share), compared to $90.3 million ($4.24 per share) for the same period last year.

During the quarter, equity in earnings of unconsolidated investee was $1.9 million compared to $0.7 million from the same period last year. These results are related to Maui Jim, Inc., a producer of premium sunglasses. For the nine-month period, equity in earnings of unconsolidated investee was $8.9 million versus $7.2 million in 2011.

Dividend paid in the third quarter 2012

On September 20, 2012, the company paid a dividend of $0.32 per share, the same amount as the prior quarter. RLI has paid dividends for 145 consecutive quarters and increased dividends in each of the last 37 years.

Recently adopted accounting standard

As previously disclosed in RLI’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent 10-Q Quarterly Reports, accounting guidance for deferred acquisition costs incurred by insurance entities changed in 2012 under ASU 2010-26, Financial Services — Insurance (Topic 944) Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.

We adopted this new accounting standard, effective January 1, 2012, on a retrospective basis. Our adoption of the new standard resulted in a $40.3 million reduction of deferred policy acquisition costs asset and a $26.2 million decrease to consolidated shareholders’ equity, net of a $14.1 million deferred income tax benefit at December 31, 2011. The adjustment to shareholders’ equity resulted in a reduction in book value of $1.24 per share based on the number of shares outstanding at January 1, 2012.

The new standard affects the timing of the recognition of policy acquisition expenses. Costs associated with unsuccessful efforts or costs that cannot be tied directly to a successful policy acquisition are treated as period costs and expensed as incurred, as opposed to being deferred and amortized as the premium is earned. In periods of expansion, the new standard will result in an acceleration of expense recognition. In periods of contraction, the inverse will occur.

Comparative period information for the third quarter of 2011 has been revised to reflect changes resulting from our retrospective adoption of the new accounting standard. The third quarter of 2011 was a period where premium and business expanded. As a result, the application of the new standard resulted in a $3.2 million increase in policy acquisition costs recognized in the revised third quarter of 2011, and a corresponding 2.2 point increase to our revised combined ratio. The revised net earnings decreased by $2.1 million, or $0.10 per share. For the nine-month period ended September 30, 2011, the application of the new standard resulted in a $5.0 million increase to policy acquisition costs, a 1.3 point increase to our combined ratio, and a $3.2 million, or $0.15 per share, decrease to net earnings. From a current year perspective, the impact of applying the new standard to the third quarter of 2012 resulted in an increase of approximately $0.3 million in policy acquisition costs recognized, which decreased net earnings by $0.01 per share.

For the nine-month period ended September 30, 2012, policy acquisition costs recognized have increased $3.8 million, which decreased net earnings by $0.12 per share. Going forward, the impact of this new standard will vary based on expansion or contraction, as well as changes in mix of business.

Non-GAAP measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other news

During the third quarter, the Company appointed RLI Insurance Company President & Chief Operating Officer Michael J. Stone and former Chief Executive of XL Group plc Insurance Operations David B. Duclos to its board of directors. Their appointment increased the number of RLI board members to 11, effective August 16, 2012. Stone and Duclos were appointed to terms expiring at RLI’s next annual shareholders’ meeting in May 2013, at which time they will stand for re-election.

On July 24, 2012, RLI was named as one of the insurance industry’s top performing companies by the Ward Group for the 22nd consecutive year. RLI is one of only three property and casualty insurers to be recognized as a Ward’s 50® Top P&C Performer every year since the list’s inception in 1991.

At 10 a.m. central time (CT) tomorrow, October 18, 2012, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at www.rlicorp.com.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2011.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2012	2011		2012	2011
	3rd Qtr	3rd Qtr		9 Mos.	9 Mos.
Operating Earnings Per Share	$1.02	$1.13	(1)	$3.15	$4.10 (1)

Specific items included in operating earnings per share: (2) (3)
• Favorable development on casualty prior years’ reserves	$0.36	$0.83		$1.01	$1.96
• Favorable development on property prior years’ reserves	$0.06	$0.01		$0.24	$0.32
• Favorable development on surety prior years’ reserves	$0.09	$0.01		$0.26	$0.20
• Catastrophe impact
• 2012 Hurricane Isaac	$(0.13)	$—		$(0.13)	$—
• 2012 spring storms	$(0.04)	$—		$(0.40)	$—
• 2011 spring storms	$0.01	$—		$(0.02)	$(0.36)
• 2011 and prior hurricanes	$0.03	$(0.18)		$0.09	$(0.18)

(1) 2011 results revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.

(2) Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(3) Reserve development reflects changes from previously estimated losses.

RLI CORP.

2012 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011 (1)	% Change	2012	2011 (1)	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$149,943	$146,552	2.3%	$428,807	$393,429	9.0%
Net investment income	14,221	15,954	-10.9%	44,340	47,437	-6.5%
Net realized investment gains (losses)	5,481	(177)		16,233	14,345	13.2%
Consolidated revenue	169,645	162,329	4.5%	489,380	455,211	7.5%

Loss and settlement expenses	70,598	64,802	8.9%	193,486	142,036	36.2%
Policy acquisition costs	49,262	49,924	-1.3%	145,632	134,785	8.0%
Other insurance expenses	11,553	10,302	12.1%	34,595	32,047	8.0%
Interest expense on debt	1,512	1,513	-0.1%	4,537	4,537	0.0%
General corporate expenses	2,099	1,594	31.7%	5,901	5,563	6.1%
Total expenses	135,024	128,135	5.4%	384,151	318,968	20.4%

Equity in earnings of unconsolidated investee	1,859	713	160.7%	8,928	7,215	23.7%

Earnings before income taxes	36,480	34,907	4.5%	114,157	143,458	-20.4%
Income tax expense	11,017	10,938	0.7%	35,908	46,791	-23.3%
Net earnings	$25,463	$23,969	6.2%	$78,249	$96,667	-19.1%

Other comprehensive earnings (loss), net of tax	21,047	(14,331)		37,713	(6,323)
Comprehensive earnings	$46,510	$9,638	382.6%	$115,962	$90,344	28.4%

Operating earnings:(2)
Net earnings	$25,463	$23,969	6.2%	$78,249	$96,667	-19.1%
Less: Realized investment gains (losses), net of tax	3,562	(116)		10,551	9,324	13.2%
Operating earnings	$21,901	$24,085	-9.1%	$67,698	$87,343	-22.5%

Return on Equity:
Net earnings (trailing four quarters)				12.8%	16.6%
Comprehensive earnings (trailing four quarters)				20.6%	14.7%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,486	21,335		21,519	21,324

EPS from operations (2)	$1.02	$1.13	-9.7%	$3.15	$4.10	-23.2%
Realized gains (losses), net of tax	0.17	(0.01)		0.49	0.43	14.0%
Net earnings per share	$1.19	$1.12	6.3%	$3.64	$4.53	-19.6%
Comprehensive earnings per share	$2.16	$0.45	380.0%	$5.39	$4.24	27.1%

Cash dividends per share	$0.32	$0.30	6.7%	$0.94	$0.89	5.6%

Net Cash Flow provided by Operations	$45,207	$32,056	41.0%	$13,154	$115,922	-88.7%

(1)  Revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.

(2)  See discussion of non-GAAP financial measures on page 3.

RLI CORP.

2012 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2012	2011 (1)	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,444,700	$1,406,550	2.7%
(amortized cost - $1,353,819 at 9/30/12)
(amortized cost - $1,345,961 at 12/31/11)
Equity securities	402,099	388,689	3.5%
(cost - $254,428 at 9/30/12)
(cost - $269,400 at 12/31/11)
Cash and cash equivalents	113,503	105,049	8.0%
Total investments and cash	1,960,302	1,900,288	3.2%

Premiums and reinsurance balances receivable	158,871	124,496	27.6%
Ceded unearned premiums	73,082	61,629	18.6%
Reinsurance recoverable on unpaid losses	336,612	353,805	-4.9%
Deferred acquisition costs	55,777	52,105	7.0%
Property and equipment	25,218	20,104	25.4%
Investment in unconsolidated investee	58,242	49,968	16.6%
Goodwill and intangibles	59,780	60,482	-1.2%
Other assets	26,270	31,957	-17.8%
Total assets	$2,754,154	$2,654,834	3.7%

Unpaid losses and settlement expenses	1,134,593	1,150,714	-1.4%
Unearned premiums	384,414	341,267	12.6%
Reinsurance balances payable	65,793	50,861	29.4%
Funds held	57,604	110,555	-47.9%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	63,553	37,867	67.8%
Accrued expenses	45,499	58,883	-22.7%
Other liabilities	8,329	12,053	-30.9%
Total liabilities	1,859,785	1,862,200	-0.1%
Shareholders’ equity	894,369	792,634	12.8%
Total liabilities & shareholders’ equity	$2,754,154	$2,654,834	3.7%

OTHER DATA

Common shares outstanding (in 000’s)	21,220	21,162

Book value per share	$42.15	$37.46	12.5%
Closing stock price per share	$66.66	$72.86	-8.5%
Cash dividends per share - ordinary	$1.26	$1.19	5.9%
Cash dividends per share - special	$—	$5.00	-100.0%

Statutory Surplus	$801,212	$710,186	12.9%

(1)  Revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.

RLI CORP.

2012 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2012

Gross premiums written	$99,970		$65,321		$30,591		$195,882
Net premiums written	72,597		49,052		28,880		150,529
Net premiums earned	68,194		54,741		27,008		149,943
Net loss & settlement expenses	32,297	47.4%	35,905	65.6%	2,396	8.9%	70,598	47.1%
Net operating expenses	25,091	36.8%	19,146	35.0%	16,578	61.4%	60,815	40.6%
Underwriting income (loss)	$10,806	84.2%	$(310)	100.6%	$8,034	70.3%	$18,530	87.7%

2011 (1)

Gross premiums written	$87,921		$64,849		$31,252		$184,022
Net premiums written	65,133		49,921		29,520		144,574
Net premiums earned	60,626		59,226		26,700		146,552
Net loss & settlement expenses	14,819	24.4%	43,435	73.3%	6,548	24.5%	64,802	44.2%
Net operating expenses	23,542	38.8%	17,604	29.7%	19,080	71.5%	60,226	41.1%
Underwriting income (loss)	$22,265	63.2%	$(1,813)	103.0%	$1,072	96.0%	$21,524	85.3%

Nine Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2012

Gross premiums written	$288,652		$226,382		$86,750		$601,784
Net premiums written	212,225		167,062		81,213		460,500
Net premiums earned	197,409		151,581		79,817		428,807
Net loss & settlement expenses	102,094	51.7%	84,358	55.7%	7,034	8.8%	193,486	45.1%
Net operating expenses	72,906	36.9%	55,906	36.9%	51,415	64.4%	180,227	42.0%
Underwriting income	$22,409	88.6%	$11,317	92.6%	$21,368	73.2%	$55,094	87.1%

2011 (1)

Gross premiums written	$239,083		$218,555		$80,203		$537,841
Net premiums written	176,744		174,899		75,626		427,269
Net premiums earned	173,937		148,015		71,477		393,429
Net loss & settlement expenses	53,709	30.9%	80,499	54.4%	7,828	11.0%	142,036	36.1%
Net operating expenses	66,583	38.3%	51,863	35.0%	48,386	67.7%	166,832	42.4%
Underwriting income	$53,645	69.2%	$15,653	89.4%	$15,263	78.7%	$84,561	78.5%

(1)  Revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.